Exhibit 10.89
Amended Employment Agreement with Abraham Bar

                          AMENDED EMPLOYMENT AGREEMENT

         As of the 12th day of January 1998, the employment agreement (the "Employment Agreement") dated the 1st day of October 1996 ("Employment Date"), by and between Abraham Bar, residing at 936 El Cajon Way, Palo Alto, California (hereinafter referred to as the "Employee") and Labyrinth Communication Technologies Group, Inc. ("Labyrinth") is hereby amended. All capitalized terms herein refer to their defined meaning as defined in the Employment Agreement, except as may be specifically defined herein.

                              W I T N E S S E T H :

         WHEREAS, the Company has undertaken the process of merging (the "Merger") Labyrinth together with and into U.S. Wireless Corporation (the "Company"), the parent company of Labyrinth, in accordance with a share exchange offer presented to the shareholders of Labyrinth whereby the Company will be the sole surviving company; and

         WHEREAS, as Labyrinth shall cease to exist, Employee shall become an employee of the Company and in accordance therewith shall exchange his shares of common stock of Labyrinth for shares of Common Stock of the Company, subject to a vesting schedule, in accordance with the amended restricted share agreement referenced herein; and

         WHEREAS, the Employee and the Company desire to continue Employee's employment with the Company as Vice President - Hardware, and in accordance therewith amends his Employment Agreement, as described herein, which amendment shall supersede all prior agreements between the Company, its subsidiaries, and/or predecessors, and the Employee;

         NOW, THEREFORE, it is mutually agreed by and between the parties hereto as follows:

                                    ARTICLE I
                                   EMPLOYMENT

         Subject to and upon the terms and conditions of this Agreement, the Company hereby retains Employee as Vice President - Hardware of the Company, and the Employee hereby agrees to continue his employment. In this capacity, Employee will report directly to the Chief Executive Officer and President of the Company.

                                   ARTICLE II
                           DUTIES AND ACKNOWLEDGMENTS

     (A) The Employee shall, during the term of his employment with the Company, and subject to the direction and control of the Company's Board of Directors, perform such duties and functions related to his position as he may be called upon to perform by the Company's Board of Directors during the term of this Agreement.

     (B) The Employee agrees to devote 100% of his normal business time, or such less amount of his business time as shall be agreed upon by the Company and the Employee, to the Company. Employee shall use his best efforts in the performance of his duties for the Company and in rendering such services for any subsidiary corporations of the Company.

     (C) The Employee shall perform, in conjunction with the Company's Management, to the best of his ability, the following services and duties for the Company and its subsidiary corporations (by way of example, and not by way of limitation):

               (i) Those duties attendant to the position with the Company for which he is hired;

               (ii) Design, Development of and implementation of the Company's Hardware systems for the Company's product lines; and

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               (iii) Formulation of the Company's business plans with respect to his area of operations, subject to the direction of the Board of Directors.

     (D) Employee acknowledges that all Intellectual Property (as defined herein) developed or co-developed by the Employee during the Employee's tenure with the Company shall be the sole and absolute property of the Company. Employee agrees to facilitate and coordinate, to the best of his ability, the safeguarding of all Intellectual Property which is developed or co-developed during Employee's tenure with the Company. Employee, on behalf and at the request of the Company shall detail all Intellectual Property developed or co-developed, so that the Company may file the appropriate patents or other filings in order to protect the Company's ownership rights in such properties. Employee shall execute and deliver assignments of all rights and interest in any Intellectual Property developed or co-developed during Employee's tenure with the Company, for the Company's records and as needed for filing with any federal, state, city, local, or foreign government agency or authority.

     (E) Employee represents that he shall comply with all federal, state and local securities laws and shall have prepared and filed with the appropriate agencies all required filings in a timely and efficient manner. Employee further agrees to abide by the rules and regulations of the Company.

                                   ARTICLE III
                                  COMPENSATION

     (A) Commencing with the Employment Date, the Company had paid the Employee a salary at the rate of $100,000 per annum, which was increased to $110,000 as of January 1, 1998, which rate shall continue during the remaining term of this Agreement. Salary shall be paid in equal monthly installments or pursuant to such regular pay periods as are adopted by the Company (the "Base Salary"). (B) The Company shall deduct from Employee's compensation all federal, state, and local taxes which it may now or may hereafter be required to deduct.

                                   ARTICLE IV
                                    BENEFITS

     (A) During the term hereof, (i) the Company shall provide Employee with Blue Cross/Blue Shield or equivalent health insurance benefits and major medical insurance; and (ii) Employee shall be reimbursed by the Company upon presentation of appropriate vouchers for all business expenses incurred by the Employee on behalf of the Company.

     (B) In the event the Company wishes to obtain Key Man life insurance on the life of Employee, Employee agrees to cooperate with the Company in completing any applications necessary to obtain such insurance and promptly submit to such physical examinations and furnish such information as any proposed insurance carrier may request.

     (C) For each year of the term hereof, Employee shall be entitled to fifteen
(15) days paid vacation.


                                    ARTICLE V
                                 NON-DISCLOSURE

         The Employee shall not, at any time during or after the termination of his employment hereunder, except when acting on behalf of and with the authorization of the Company, make use of or disclose to any person, corporation, or other entity, for any purpose whatsoever, any trade secret or other confidential information concerning the Company's business, finances, proposed and current services and pricing, and any information relating to the Company's business (collectively referred to as the "Proprietary Information"). For the purposes of this Agreement, trade secrets and confidential information shall mean information disclosed to the Employee or known by him as a consequence of his employment by the Company, whether or not pursuant to this

Agreement, and not generally known in the industry, concerning the Company?s Intellectual Property, business, finances, methods, operations, marketing information, pricing, and information relating to proposed expansion of the Company or the Company's business plans. The Employee acknowledges that trade secrets and other items of confidential information, as they may exist from time to time, are valuable and unique assets of the Company, and that disclosure of any such information would cause substantial injury to the Company. The foregoing is intended to be confirmatory of the common laws of the states of California and Delaware relating to trade secrets and confidential information. ?Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all re-issuances, continuations, continuations in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

                                   ARTICLE VI
                              RESTRICTIVE COVENANTS

     (A) In the event of the Employee's termination with the Company, whether voluntarily or for cause, Employee agrees that he will not, for a period of four years following such termination, directly enter into or become associated with or engage in any other business (whether as a partner, officer, director, shareholder, employee, consultant, or otherwise), which business is a direct or indirect competitor of the Company, or any current or future subsidiary, associate, affiliate or joint venture partner, which is a direct or indirect competitor of the Company, or any subsidiary or Parent company.

     (B) If any court shall hold that the duration of non-competition or any other restriction contained in this paragraph is unenforceable, it is our intention that same shall not thereby be terminated but shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable, or in the alternative, such judicially substituted term may be substituted therefor.

     (C) Employee agrees that during the term of this Restrictive Covenant, he will not, directly or indirectly, (a) contact, induce, or influence any customers or clients, joint venture partners, employee, consultant, associate or affiliate of the Company or its or their successors with respect to the Company?s proposed business as described in (A) above or for any reason whatsoever, without the written consent of the Company, signed by two executive officers; (b) request or advise any customers, clients, joint venture partners, suppliers, manufacturers, employees, consultants, associates or affiliates of the Company or its or their successors, who may contact or attempt to contact the Employee to withdraw, curtail, or cancel such parties' business with the Company or its successors; (c) disclose to any other persons or corporations the names or addresses of any of the customers, clients, joint venture partners, suppliers, manufacturers, wireless services providers, employees, consultants, associates, or affiliates of the Company or its or their successors; or (d) induce or encourage any employee to terminate his relationship with the Company.

                                   ARTICLE VII
                                      TERM

     This Agreement shall be for an initial term of three years commencing on the Employment Date, subject to automatic extension, as provided herein, unless sooner terminated pursuant to the terms of Article VIII. After the initial term, this Agreement shall automatically renew for additional periods of one year, until such time as either Employee resigns, the shares referenced in Article IX have fully vested, or Employee is terminated in accordance with Article VIII.

                                  ARTICLE VIII
                         TERMINATION AND EFFECT THEREOF

     (A) The Company may terminate this Agreement:

               (i) Upon the death of Employee during the term hereof, except that the Employee's legal representatives, successors, assigns, and heirs shall have those rights and interests as otherwise provided in this Agreement, including the right to receive accrued but unpaid bonus compensation, if any.

               (ii) Upon written notice from the Company to the Employee, if Employee becomes totally disabled and as a result of such total disability, has been prevented from and unable to perform all of his duties hereunder for a period of four (4) consecutive months.

               (iii) If the Employee engages in fraud, misappropriation of Company funds, or gross negligence in the performance of his duties.

               (iv) The Company shall have the right to terminate Employee's employment hereunder for cause. For purposes of this Agreement, "cause" means (a) a breach of the covenants herein, (b) failure to perform his duties in a professional and competent manner; (c) failure by Employee to substantially perform his duties or obligations hereunder; (d) Employee engaging in misconduct which is materially injurious to the Company; (e) Employee engaging in any act that in any way has a direct, substantial, and adverse effect on the Company's reputation; (f) Employee committing a crime of moral turpitude; (g) Employee's conviction by, or entry of a plea of guilty or nolo contendere in, a court of competent jurisdiction of a crime constituting a felony.

     (B) Upon termination of this Agreement:

               (i)  Pursuant  to  subarticles  (A)(i),  (iii),  and (iv) of this
          Article VIII, Employee's employment hereunder and all compensation and benefits payable by the Company hereunder shall be immediately terminated. In addition, all options shall be terminated and all shares of Common Stock issued pursuant to Article IX which have not vested shall be returned to the Company's treasury, subject to the restricted share agreement referenced herein. All vested shares shall be delivered to the Employee or his estate, as the case may be. Employee or his estate, as the case may be, shall be entitled to receive any payments under any applicable life or disability insurance plans, if any are in effect at the time of termination. Such payments, if any, shall be made at the time and in accordance with the terms and conditions of such plans.

               (ii) Pursuant to subarticle (A)(ii), Employee's employment hereunder shall terminate, all vested options shall continue to be exercisable for a period of six months thereafter and all non vested options shall terminate. In addition, all shares of Common Stock issued pursuant to Article IX which have not vested shall be returned to the Company's treasury, subject to the restricted share agreement referenced herein. All vested shares shall be delivered to the Employee or his estate, as the case may be. Employee or his estate, as the case may be.

               (iii) In the event that the employment is terminated for any reason except as listed in this Article VIII, the Employee shall have the right to receive his salary for the period from the date of his termination until the end of the initial term of the agreement as described in Article VII.

                                   ARTICLE IX
                 STOCK OPTIONS AND EXCHANGE OF LABYRINTH SHARES
                    FOR SHARES OF COMMON STOCK OF THE COMPANY

     (A) As an inducement to Employee to enter into the Employment Agreement, the Company granted to Employee options to purchase shares of the Company's Common Stock, $.001 par value per share, upon and subject to the terms and conditions of an option agreement. Employee is hereby granted options to purchase 100,000 shares of the Company's Common Stock, vesting at the rate of 1/3 per year commencing October 3, 1997. The options shall be exercisable on the dates of vesting and continuing until October 2, 2001. The exercise price of the options shall be equal to $2.50 per share. The foregoing options are not intended to qualify as incentive stock options. The options provided for herein are not transferable by Employee and shall be exercisable only by Employee or by his legal representative or executor.

     (B) Labyrinth issued 25,000 shares of its Common Stock on the Employment Date, subject to the terms and conditions of a restricted share agreement, which agreement details a vesting schedule of 1/3 of the shares vesting each year, for the three year initial term of the Employment Agreement. Subject to the consummation of the Merger, the Company shall issue 229,500 shares of its Common Stock in exchange for the 25,000 shares of Labyrinth, subject to the terms and conditions of an amended restricted share agreement dated as of this date.

                                    ARTICLE X
                         TERMINATION OF PRIOR AGREEMENTS

         This Agreement sets forth the entire agreement between the parties and supersedes all prior agreements between the parties, whether oral or written, without prejudice to Employee's right to all accrued compensation prior to the effective date of this Agreement.

                                   ARTICLE XI
                                   ARBITRATION

         Any dispute arising out of the interpretation, application, and/or performance of this Agreement with the sole exception of any claim, breach, or violation arising under Articles V or VI hereof shall be settled through final and binding arbitration before a single arbitrator in the City of San Ramon, the State of California in accordance with the rules of the American Arbitration Association. The arbitrator shall be selected by the Association and shall be an attorney at law experienced in the field of corporate law. Any judgment upon any arbitration award may be entered in any court, federal or state, having competent jurisdiction of the parties.


                                   ARTICLE XII
                                  SEVERABILITY

         If any provision of this Agreement shall be held invalid and unenforceable, the remainder of this Agreement shall remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall remain in full force and effect in all other circumstances.

                                  ARTICLE XIII
                                     NOTICE

     All notices required to be given under the terms of this Agreement shall be in writing and shall be deemed to have been duly given only if delivered to the addressee in person or mailed by certified mail, return receipt requested, to the address as included in the Company's records or to any such other address as the party to receive the notice shall advise by due notice given in accordance with this paragraph.

                                   ARTICLE XIV
                                     BENEFIT

         This Agreement shall inure to, and shall be binding upon, the parties hereto, the successors and assigns of the Company, and the heirs and personal representatives of the Employee.

                                   ARTICLE XV
                                     WAIVER

         The waiver by either party of any breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of construction and validity.

                                   ARTICLE XVI
                                  GOVERNING LAW

     This Agreement and each Option Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the laws of such State without giving effect to the rules of said State governing the conflicts of laws.

                                  ARTICLE XVII
                                  JURISDICTION

         Any or all actions or proceedings which may be brought by the Company or Employee under this Agreement shall be brought in courts having a situs within the State of California, and Employee hereby consents to the jurisdiction of any local, state, or federal court located within the State of California, except in those proceedings specifically referenced in Article XI herein.

                                  ARTICLE XVIII
                                ENTIRE AGREEMENT

     This Agreement contains the entire agreement between the parties hereto. No change, addition, or amendment shall be made hereto except by written agreement signed by the parties hereto.

                                   ARTICLE XIX
                                  CONSTRUCTION

     The parties intend for the provisions of Articles V and VI of this agreement to be construed, interpreted, and enforced to the maximum extent permitted by law. The parties acknowledge and agree that they have both participated in the preparation of this Agreement, and the Agreement shall not be construed or interpreted against either party on the basis that it was prepared by such other party. In the event that any provision of Articles V or VI, or any part thereof, shall be determined by any court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, such provision shall be revised and/or interpreted to make it enforceable to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement and affixed their hands and seals the day and year first above written.

                                                       U.S. WIRELESS CORPORATION

                                                     By:
                                                           Dr. Oliver Hilsenrath
                                                         Chief Executive Officer

                                                                        EMPLOYEE


                                                                     Abraham Bar